Exhibit 99.3

Unaudited Pro Forma Condensed Combined Statement of Operations

for the Year Ended December 31, 2004

(in thousands, except per share amounts)

	Historical			Pro Forma Adjustments For			Pro Forma Combined
	Epicor	Scala	CRS	Scala	CRS
Revenues:
License fees	$61,869	$5,261	$11,496	$—	$—		$78,626
Consulting	56,891	7,513	17,081	—	—		81,485
Maintenance	103,967	17,055	7,611	—	—		128,633
Other	3,483	472	35,779	—	—		39,734

	226,210	30,301	71,967	—	—		328,478
Total revenues
Cost of revenues	80,022	8,056	51,976	—	494	(p)	140,548
Amortization of intangible assets and capitalized software development costs	7,327	724	3,215	2,494	7,785	(d,j,k,m)	21,545

Total cost of revenues	87,349	8,780	55,191	2,494	8,279		162,093
Gross profit	138,861	21,521	16,776	(2,494)	(8,279)		166,385
Operating expenses:
Sales and marketing	47,975	6,730	2,973	—	62	(p)	57,740
Research and development	24,736	5,191	4,546	—	100	(p)	34,573
General and administrative	35,043	15,241	4,121	—	86	(p)	54,491
Provision for doubtful accounts	1,485	791	4	—	—		2,280
Depreciation	—	—	742	—	(742	)(p)	—
Amortization of intangibles	—	203	1,368	(203)	(1,368	)(d,j)	—
Stock based compensation expense	2,617	—	—	—	—		2,617
Restructuring charges and other	2,382	—	—	—	—		2,382
Settlement of a claim	(284)	—	—	—	—		(284)

Total operating expenses	113,954	28,156	13,754	(203)	(1,862)		153,799

Income (loss) from operations	24,907	(6,635)	3,022	(2,291)	(6,417)		12,587
Other income (expenses), net	1,913	(209)	3	(480)	(7,044	)(g,l,n)	(5,817)

Income (loss) before income taxes	26,820	(6,844)	3,025	(2,771)	(13,461)		6,770
Income tax provision	1,336	831	1,066		(1,284	)(q)	1,949
Minority interest in income of consolidated subsidiary	171	—	—	(189)	—	(o)	(18)

Net income (loss)	$25,313	$(7,675)	$1,959	$(2,582)	$(12,177)		$4,839

Net income per share applicable to common stockholders
Basic	$0.50						$0.09
Diluted	$0.47						$0.09
Weighted average common shares outstanding:
Basic	50,753			1,857 (r)			52,610
Diluted	53,714			1,857 (r)			55,571

Unaudited Pro Forma Condensed Combined Statement of Operations

for the Nine Months ended September 30, 2005

(in thousands, except per share amounts)

	Historical		Adjustments		Pro Forma Combined
	Epicor	CRS
Revenues:
License fees	$54,037	$7,292	$—		$61,329
Consulting	53,429	14,773	—		68,202
Maintenance	98,399	7,344	—		105,743
Hardware and other	2,617	15,420	—		18,037

	208,482	44,829	—		253,311
Total revenues
Cost of revenues	75,293	31,161	547	(p)	107,001
Amortization of intangible assets and capitalized software development costs	8,444	2,990	5,260	(d,m)	16,694

Total cost of revenues	83,737	34,151	5,807		123,695
Gross profit	124,745	10,678	(5,807)		129,616
Operating expenses:
Sales and marketing	41,865	2,683	81	(p)	44,629
Research and development	21,373	4,254	108	(p)	25,735
General and administrative	30,692	3,859	100	(p)	34,651
Depreciation		836	(836	)(p)	—
Amortization of intangible assets		1,200	(1,200	)(d)	—
Provision for doubtful accounts	1,050	90	—		1,140
Stock based compensation expense	1,889	—	—		1,889

Total operating expenses	96,869	12,922	(1,747)		108,044

Income (loss) from operations	27,876	(2,244)	(4,060)		21,572
Other income (expenses), net	(749)	(86)	(5,197	)(f,g,n)	(6,032)

Income (loss) before income taxes	27,127	(2,330)	(9,257)		15,540
Income tax provision (benefit)	(16,474)	(877)	(3,645	)(q)	(20,996)
Minority interest in income of consolidated subsidiary	88	—	—		88

Net income (loss)	$43,513	$(1,453)	$(5,612)		$36,448

Net income per share applicable to common stockholders
Basic	$0.80				$0.67
Diluted	$0.77				$0.64
Weighted average common shares outstanding:
Basic	54,469				54,469
Diluted	56,572				56,572

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2005

(in thousands)

	Historical		Pro Forma Adjustments		Pro Forma Combined
	Epicor	CRS
ASSETS
Current assets:
Cash and cash equivalents	$46,204	$996	$(9,246	)(a,b,c)	$37,954
Short-term investments	10,176	—	—		10,176
Accounts receivable, net	44,652	12,281	—		56,933
Deferred income taxes	2,397	2,832	—		5,229
Inventories	—	5,262	—		5,262
Prepaid expenses and other current assets	7,026	735	—		7,761

Total current assets	110,455	22,106	(9,246)		123,315
Property and equipment, net	7,078	3,569			10,647
Deferred income taxes	35,803	5,351			41,154
Intangible assets, net	40,245	24,217	30,783	(d,e)	95,245
Goodwill	87,048	12,056	42,300	(d,e)	141,404
Other assets	4,247	147			4,394

Total assets	$284,876	$67,446	$63,837		$416,159

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,192	$3,525	—		$11,717
Accrued expenses	39,134	10,033	(48	)(f,g)	49,119
Current portion of long term debt	228	—	—		228
Current portion of accrued restructuring costs	2,630	—	—		2,630
Current portion of deferred revenue	53,906	2,466	—		56,372

Total current liabilities	104,090	16,024	(48)		120,066
Long-term portion of accrued restructuring costs	1,669	—	—		1,669
Long-term debt	14,801	2,700	112,300	(c,f,g)	129,801
Other long-term liabilities	—	307			307

Total long-term liabilities	16,470	3,007	112,300		131,777
Series A Preferred Stock	—	72,945	(72,945	)(h)	—
Commitments and contingencies
Stockholders’ equity
Preferred stock	—	6,546	(6,546	)(i)	—
Common stock	55	100,134	(100,134	)(i)	55
Additional paid-in capital	336,138	—	—		336,138
Less: treasury stock	(9,063)	—	—		(9,063)
Less: unamortized stock compensation expense	(2,365)	—	—		(2,365)
Accumulated other comprehensive loss	(1,186)	—	—		(1,186)
Accumulated earnings (deficit)	(159,263)	(131,210)	131,210	(i)	(159,263)

Total stockholders’ equity	164,316	(24,530)	24,530		164,316

Total liabilities and stockholders’ equity	$284,876	$67,446	$63,837		$416,159

Note 1. Purchase Accounting

The total preliminary purchase price for CRS is shown below. This purchase price will change as a result of additional anticipated transaction costs.

Cash paid	$121,000,000
Transaction costs	2,250,000

Total estimated purchase price	$123,250,000

This transaction is accounted for as a purchase business combination as defined in Statement of Financial Accounting Standards No. 141, “Business Combinations.” Under the purchase method of accounting, the preliminary purchase price will be allocated to CRS’s tangible and intangible assets acquired and liabilities assumed based on their estimated fair values as of December 6, 2005, with any excess being ascribed to goodwill. Management is primarily responsible for determining the fair values of these assets. Pending finalization of management’s determination of the fair values of assets acquired and liabilities assumed, the following table summarizes the preliminary allocation of the purchase price had the transaction occurred on September 30, 2005.

Fair value of tangible assets acquired	$30,177,000
Assumed liabilities	(16,283,000)
Intangible assets acquired	55,000,000
Goodwill	54,356,000

Total	$123,250,000

Note 2. Revolving Credit Facility

In March 2005, the Company entered into a syndicated two year, $50 million senior revolving credit facility with multiple financial institutions. Quarterly interest payments are to be made on this credit facility, with any principal balance due at maturity, March 2007. The facility bears interest at a variable rate of either the prime rate or LIBOR plus an applicable margin based on the Company’s leverage ratio, at the Company’s option, and contains an “accordion” feature that allows the Company to increase the line of credit to $125 million under certain conditions. As of December 31, 2005, the interest rate was 6.150%, which was at USD LIBOR (6 months) plus an applicable margin. Borrowings under the facility are secured by substantially all of the Company’s assets. The Company is required to comply with various financial covenants. Significant financial covenants include:

•	Achieving minimum earnings before interest, taxes, depreciation and amortization (EBITDA)

•	Achieving minimum funded debt to EBITDA ratios

•	Achieving minimum fixed charge coverage ratios

•	Maintaining minimum cash balances through maturity.

Additional material covenants under the agreement include limitations on the Company’s indebtedness, liens on Company assets, guarantees, investments, dividends, repurchases of securities and certain acquisitions and dispositions of assets by the Company. On April 20, 2005, the revolving credit facility was amended to allow for borrowings in major foreign currencies. On November 21, 2005, the Company exercised the “accordion” feature to increase the revolving credit facility commitment to $125 million. On or about December 6, 2005, the Company borrowed $115 million available under this credit facility in connection with the CRS acquisition.

As of December 31, 2005, the Company was in compliance with all covenants included in the terms of the credit agreement, as amended. As of December 31, 2005, the credit facility had an outstanding balance of $124.4 million. In January of 2006, the Company used funds generated from operations to make a discretionary principal payment of $5 million reducing the outstanding balance to $119 million.

Note 3. Unaudited Pro Forma Combines Adjustments

The following adjustments have been reflected in the Pro Forma Condensed Statement of Operations and Balance Sheet:

(a) To record cash paid for CRS purchase price of $121,000,000 and transaction costs of $2,250,000.

(b) To reflect cash at closing kept by seller ($996,000 at September 30, 2005).

(c) To record debt incurred of $115,000,000 to finance CRS acquisition (see Note 2).

(d) To eliminate intangible assets and goodwill of $24,217,000 and $12,056,000, respectively, included in CRS’s historical balance sheet which are in the process of being revalued by management and to eliminate amortization of these intangibles included in the historical CRS statement of operations as follows:

	Year ended December 31, 2004	Nine months ended September 30, 2005
Included in:
Cost of revenues	$3,215,000	$2,990,000
Operating expenses	$1,368,000	$1,200,000

(e) To record preliminary estimated CRS identified intangible assets and goodwill of $55,000,000 and $54,356,000, respectively (see Note 1).

(f) To eliminate $2,000,000 of debt and $40,000 of accrued interest related to CRS’s acquisition of Apropos Retail Management in 2004, which was not assumed in the Company’s acquisition of CRS and $40,000 of interest expense related to this debt for the nine months ended September 30, 2005.

(g) To eliminate $700,000 of outstanding debt and $8,000 of accrued interest related to CRS’s revolving credit agreement with a financial institution which was not assumed in the Company’s acquisition of CRS and interest expense related to this debt of $28,000 for the year ended December 31, 2004 and $67,000 for the nine months ended September 30, 2005.

(h) To eliminate CRS Series A Preferred Stock that was converted into common shares in conjunction with the Company’s acquisition of CRS.

(i) To eliminate the equity of CRS.

(j) To eliminate the amortization of Scala’s historical intangible assets of $724,000 included in cost of revenues and $203,000 included in operating expenses.

(k) To record $3,218,000 of amortization related to the identified intangible assets as a result of Epicor’s acquisition of Scala.

(l) To record interest expense of $480,000 on debt incurred of $30,000,000 to finance Scala acquisition.

(m) To record amortization of $11,000,000 for the year ended December 31, 2004 and $8,250,000 for the nine months ended September 30, 2005 related to the preliminary estimated value of the CRS identified intangible assets using an estimated average life of 5 years. The allocation and assumed estimated average life is preliminary and could change based on the outcome of management’s final determination of the fair values of the assets acquired and liabilities assumed (see Note 1).

(n) To record estimated interest expense of $5,304,000 and $7,072,000 for the nine months ended September 30, 2005 and the year ended December 31, 2004, respectively, on debt incurred of $115,000,000 to finance CRS acquisition using the rate as of December 31, 2005 of 6.15%, which was at USD LIBOR (6 months) plus an applicable margin. A change in the rate of  1/8% would increase or decrease net interest expense by $144,000 on an annual basis.

(o) To record minority interest in the net loss of Scala.

(p) To reclass depreciation expense to cost of revenues, research and development expense, sales and marketing expense and general and administrative expense to conform to Epicor financial statement classification.

(q) To adjust income taxes to reflect Epicor filing a consolidated tax return with Scala and CRS for the year ended December 31, 2004 and with CRS for the nine months ended September 30, 2005 using the Company’s marginal tax rate for the respective periods presented.

(r) To adjust the weighted average number of shares outstanding for shares issued in the Scala acquisition for the period January 1, 2004 to June 18, 2004.